                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 21, 2003 with respect to the financial statements of Lehigh Valley Associates in this Registration Statement (Form S-3 No. 333-121962) and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 1,168,370 shares of beneficial interest.


/s/ Ernst & Young


Indianapolis, Indiana
July 21, 2005